UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                             Filed by a party other than the Registrant   ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 240.14a-12

Sylvamo Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Sylvamo Corporation Important Notice Regarding the Availability of Proxy Materials Shareholders Meeting to be held on May 16, 2022 For Shareholders of record as of March 23, 2022 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/SLVM To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.P.O. BOX 8016, CARY, NC 27512-9903For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/SLVM Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 06, 2022. To order paper materials, use one of the following methods. INTERNET www.investorelections.com/SLVM TELEPHONE (866) 648-8133 * E-MAIL paper@investorelections.com When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.Sylvamo Corporation Meeting Type: Annual Meeting of Shareholders Date: Monday, May 16, 2022 Time: 12:00 PM, U.S. Central Time Place: Hyatt Centric 33 Beale Street, Memphis, Tennessee 38103 SEE REVERSE FOR FULL AGENDA

Sylvamo Corporation Annual Meeting of Shareholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR PROPOSALS 1, 2 AND 3 THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.PROPOSAL 1. Elect as a director of Sylvamo each of these nine individuals 1.01 Jean-Michel Ribiéras 1.02 Stan Askren 1.03 Christine S. Breves 1.04 Jeanmarie Desmond 1.05 Liz Gottung 1.06 Joia M. Johnson 1.07 David Petratis 1.08 J. Paul Rollinson 1.09 James P. Zallie 2. Ratify Deloitte & Touche LLP as Sylvamo’s independent registered public accounting firm for 2022 3. Approve, on a non-binding advisory basis, the compensation of Sylvamo’s named executive officers (“NEOs”) 4. Approve, on a non-binding advisory basis, the frequency—every 1 year, 2 years or 3 years—with which Sylvamo’s shareholders will vote in future years on a non-binding resolution to approve the compensation of Sylvamo’s NEOs